Exhibit 99.1

AMENDMENT NO. 1
TO THE
MASTER PURCHASE AGREEMENT

This Amendment No. 1, dated December 20, 2002 (this “Amendment”), to the Master Purchase Agreement, dated November 18, 2002 (the “Master Purchase Agreement”), between Northrop Grumman Corporation, a Delaware corporation (“Northrop Grumman”), and BCP Acquisition Company L.L.C., a Delaware limited liability company (“BCP LLC”), is hereby made among Northrop Grumman, BCP LLC, TRW Inc., an Ohio corporation (“TRW”), and TRW Automotive Inc., a Delaware corporation (“TAI”).

W I T N E S S E T H :

WHEREAS, Northrop Grumman and BCP LLC are the original parties to the Master Purchase Agreement;

WHEREAS, Northrop Grumman and TRW are parties to that certain Agreement and Plan of Merger, dated as of June 30, 2002 and consummated the closing of the transactions contemplated thereunder on December 11, 2002; and

WHEREAS, in accordance with Section 7.12 of the Master Purchase Agreement, each of TRW and TAI hereby wish to become a party thereto.

NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:

1.    Defined Terms.    Capitalized terms used herein but not defined shall have the meanings assigned to them in the Master Purchase Agreement.

2.    TRW and TAI Parties.    TRW and TAI hereby agree to become, and are deemed to be, as of the date hereof, parties to the Master Purchase Agreement. Concurrently with the execution of this Amendment No. 1, each of TRW and TAI is delivering to BCP LLC a duly executed officer’s certificate (in the forms attached hereto as Exhibits A-1 and A-2) required pursuant to Section 7.12 of the Master Purchase Agreement.

3.    No Other Amendments; Effectiveness.    Except as set forth in this Amendment No. 1, the Master Purchase Agreement is ratified and confirmed in all respects. This Amendment No. 1 shall be effective as of the date hereof.

4.    Governing Law.    This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of Delaware.

[signature page follows]

IN WITNESS WHEREOF, the undersigned has duly executed this Amendment No. 1 as of the date first above written.

NORTHROP GRUMMAN CORPORATION

By:	/s/ ALBERT F. MYERS
Name:	Albert F. Myers
Title:	Corporate Vice President & Treasure

BCP ACQUISITION COMPANY L.L.C.

By:	BLACKSTONE CAPITAL PARTNERS TV MERCHANT BANKING FUND L.P., its Sole Member

By:	BLACKSTONE MANAGEMENT ASSOCIATES IV L.L.C., its General Partner

By:	/s/ NEIL SIMPKINS
Name:	Neil Simpkins
Title:	Member

TRW INC.

By:	/s/ ALBERT F. MYERS
Name:	Albert F. Myers
Title:	President

TRW AUTOMOTIVE INC.

By:	/s/ JOHN C. PLANT
Name:	John C. Plant
Title:	President